LP Building Solutions Reports Second Quarter 2023 Results, Provides Capital Allocation Update, and Outlook
NASHVILLE, Tenn. (August 2, 2023) - Louisiana-Pacific Corporation (LP) (NYSE: LPX), a leading manufacturer of high-performance building products, today reported its financial results for the three and six months ended June 30, 2023.

Key Highlights for Second Quarter 2023, Compared to Second Quarter 2022
•Siding Solutions net sales decreased by 11% to $318 million on lower volumes partially offset by higher prices
•Oriented Strand Board (OSB) net sales decreased by 66% to $229 million, primarily due to lower prices
•Consolidated net sales decreased by 46% to $611 million
•Income (loss) attributed to LP from continuing operations decreased by $367 million to $(20) million (or $(0.28) per diluted share) due in part to one-time charges detailed below
•Adjusted EBITDA(1) was $93 million, a decrease of $398 million
•Adjusted Diluted EPS(1) was $0.55 per share, a decrease of $3.64 per share
•Cash provided by operating activities was $88 million
(1) This is a non-GAAP financial measure. See “Use of Non-GAAP Information”, “Reconciliation of Net Income to Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Income, and Non-GAAP Adjusted Diluted EPS" below.
Capital Allocation Update
•Paid $80 million to acquire Wawa facility assets
•Paid $74 million in capital expenditures during the second quarter
•Paid $17 million in cash dividends during the second quarter
•Declared a quarterly cash dividend of $0.24 per share
•Amended Credit Facility balance of $30 million as of June 30, 2023
•Cash and cash equivalents of $71 million as of June 30, 2023
•Availability of $200 million remaining under the 2022 Share Repurchase Program
“LP earned $93 million in EBITDA in the quarter while operating with exceptional safety and efficiency,” said Brad Southern, Chair & Chief Executive Officer. “As the housing outlook continues to improve, I am confident that LP’s strategy positions us well for long-term growth.”
Outlook
Our guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under “Forward-Looking Statements.”
•Siding Solutions full year 2023 revenue is expected to decrease year-over-year by approximately 10%
•OSB third quarter 2023 revenue is expected to be sequentially higher than the second quarter 2023 by at least 50%, assuming that OSB prices published by Random Lengths remain unchanged from those published on July 28, 2023 (this is an assumption for modeling purposes and not a price forecast)
•Under these assumptions, third quarter 2023 Adjusted EBITDA(2) is expected to be in the range of $160 million and $180 million
•Given our current outlook, capital expenditures for 2023 are expected to be in the range of $290 million to $310 million, including $120 million to $130 million for mill conversions, $120 million to $125 million for sustaining maintenance, and $50 million to $55 million for other strategic growth projects
(2) This is a non-GAAP financial measure. With respect to Adjusted EBITDA for the second quarter of 2023, certain items that affect net income on a GAAP basis, such as business exit charges, product-line discontinuance charges, other operating credits and charges, net, loss on early debt extinguishment, investment income, and other non-operating items, that would be required to be included in the comparable forecasted GAAP measures cannot be reasonably predicted at this time, and LP is unable to quantify such amounts that would be required to be included in the comparable forecasted GAAP measures, without unreasonable effort. As such, the Company is unable to provide a reasonable estimate of GAAP net income, or a corresponding reconciliation of Adjusted EBITDA to net income.

Second Quarter 2023 Highlights
Net sales for the second quarter of 2023 decreased year-over-year by $519 million (or 46%). This included a decrease in OSB segment revenue of $444 million or 66%, driven by 57% lower average selling prices and 21% lower volumes. Siding segment revenue decreased $37 million or 10%, due to 16% lower volume offset by 6% higher prices. The remaining decrease in net sales was related to decreases in South America segment and other revenue of $18 million and $20 million, respectively.
Income (loss) attributed to LP from continuing operations for the second quarter of 2023 decrease year-over-year by $367 million (or 106%) to $(20) million, or $(0.28) per diluted share. This primarily reflects a $398 million decrease in Adjusted EBITDA, $34 million of business exit charges (of which, $30 million were non-cash charges) related to an off-site framing operation (Entekra Holdings, LLC), and $16 million of settlements of OSB patent-related claims, partially offset by a $95 million lower income tax provision.
First Six Months of 2023 Highlights
Net sales for the first six months of 2023 decreased year-over-year by $1,102 million (or 48%). This included a decrease in OSB revenue of $998 million or 70%, due to 61% lower prices and 24% lower volume. Siding segment revenue decreased $38 million or 5%, due to 13% lower volume offset by 8% higher prices. The remaining decrease in net sales was related to decreases in South America segment and other revenue of $29 million and $38 million, respectively.
Income attributed to LP from continuing operations for the first six months of 2023 decreased year-over-year by $768 million (or 100%) to $1 million, or $0.02 per diluted share. The decrease primarily reflects a $930 million decrease in Adjusted EBITDA, $34 million of business exit charges (of which, $30 million were non-cash charges) related to an off-site framing operation (Entekra Holdings, LLC), and $16 million of settlements of OSB patent-related claims, partially offset by a $218 million lower income tax provision.
Segment Results
Siding
The Siding segment serves diverse end markets with a broad product offering of engineered wood siding, trim, and fascia, including LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP® Outdoor Building SolutionsTM (collectively referred to as Siding Solutions).
Segment sales and Adjusted EBITDA for this segment were as follows (dollar amounts in millions):

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$320	$358	(10)%	$651	$689	(5)%
Adjusted EBITDA	59	78	(24)%	126	160	(21)%

	Three Months Ended June 30, 2023 versus 2022		Six Months Ended June 30, 2023 versus 2022
	Average Net Selling Price	Unit Shipments	Average Net Selling Price	Unit Shipments
Siding Solutions	6%	(16)%	8%	(13)%
The effects of list price increases drove year-over-year increases in the average net selling price for the three and six months ended June 30, 2023. The volume decreases for the three and six months ended June 30, 2023 were driven by challenging new and existing home selling markets and elevated levels of channel inventory compared to the prior periods.
Adjusted EBITDA decreased year-over-year by $19 million in the second quarter of 2023, reflecting the net impact of lower volumes, $6 million of raw material inflation, and $6 million of discretionary investments in support of future growth, including siding mill conversions and sales and marketing costs, partially offset by higher average selling prices. The year-over-year decrease in Adjusted EBITDA of $34 million for the six months ended June 30, 2023, reflects the net impact of lower volumes, $20 million of raw material inflation, and $9 million of discretionary investments in support of future growth, including siding mill conversions and sales and marketing costs, partially offset by higher average selling prices.
Oriented Strand Board (OSB)
The OSB segment manufactures and distributes OSB structural panel products including our value-added OSB portfolio known as LP® Structural Solutions (which includes LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP NovaCore® Thermal Insulated Sheathing, LP® FlameBlock® Fire-Rated Sheathing), and LP® TopNotch® Sub-Flooring). OSB is manufactured using wood strands arranged in layers and bonded with resins.

Segment sales and Adjusted EBITDA for this segment were as follows (dollar amounts in millions):

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$229	$673	(66)%	$418	$1,417	(70)%
Adjusted EBITDA	37	403	(91)%	42	908	(95)%

	Three Months Ended June 30, 2023 versus 2022		Six Months Ended June 30, 2023 versus 2022
	Average Net Selling Price	Unit Shipments	Average Net Selling Price	Unit Shipments
OSB - Structural Solutions	(59)%	(20)%	(58)%	(29)%
OSB - Commodity	(55)%	(23)%	(66)%	(18)%
The year-over-year net sales decrease of $444 million for the three months ended June 30, 2023 reflects a $368 million decrease in OSB prices, a $33 million decrease in sales volume from production curtailments, and a $28 million decrease related to production volume from the conversion of our Sagola, Michigan mill to siding production. The year-over-year net sales decrease of $998 million for the six months ended June 30, 2023 reflects an $838 million decrease in OSB prices, an $84 million decrease in sales volume from production curtailments, and a $55 million decrease related in production volume from the conversion of the Sagola mill to siding production.
The year-over-year decreases in Adjusted EBITDA of $366 million and $866 million for the three and six months ended June 30, 2023, respectively, reflects lower OSB prices and sales volumes (as described above), partially offset by lower mill-related costs.
South America
LP's South America segment manufactures and distributes OSB structural panel and siding products in South America and certain export markets. This segment has manufacturing operations in two countries, Chile and Brazil, and operates sales offices in Chile, Brazil, Peru, Colombia, Argentina, Paraguay, and Mexico.
Segment sales and Adjusted EBITDA for this segment were as follows (dollar amounts in millions):

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$53	$70	(25)%	$108	$137	(21)%
Adjusted EBITDA	13	26	(52)%	24	51	(53)%

	Three Months Ended June 30, 2023 versus 2022		Six Months Ended June 30, 2023 versus 2022
	Average Net Selling Price	Unit Shipments	Average Net Selling Price	Unit Shipments
OSB - Structural Solutions	(17)%	(15)%	(14)%	(13)%
Siding	20%	(17)%	—%	18%
South America net sales decreased year-over-year by $18 million and $29 million for the three and six months ended June 30, 2023, respectively, predominantly driven by lower OSB sales volumes and average selling prices.
The year-over-year decrease in Adjusted EBITDA of $14 million and $27 million for the three and six months ended June 30, 2023, respectively, reflects the lower sales volumes and average selling prices (described above) as well as higher raw material costs.
Conference Call
LP will hold a conference call to discuss this release today at 11 a.m. Eastern Time (8 a.m. Pacific Time). Investors will have the opportunity to listen to the conference call live by going to investor.lpcorp.com and clicking “Events Calendar” at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, the recorded webcast and accompanying presentation will be available to the public online in the "Past Events" section of investor.lpcorp.com.

About LP Building Solutions
As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood building products that meet the demands of builders, remodelers, and homeowners worldwide. LP's extensive offerings include innovative and dependable building products and accessories, such as Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP® Outdoor Building SolutionsTM), LP® Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP® FlameBlock® Fire-Rated Sheathing, LP NovaCoreTM Thermal Insulated Sheathing, and LP® TopNotch® 350 Durable Sub-Flooring), and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while our stockholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 22 plants across the U.S., Canada, Chile, and Brazil. For more information, visit LPCorp.com.
Forward-Looking Statements
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the beliefs and assumptions of, and on information available to, our management; assumptions upon which such forward-looking statements are based are also forward-looking statements. Forward-looking statements can be identified by words such as “may,” “will,” “could,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “potential,” “continue,” “likely,” or “future” or the negative or other variations thereof and include other statements regarding matters that are not historical facts. Examples of forward-looking statements include, among others, statements LP makes regarding plans for product development, forecasts of future costs and expenditures, possible outcomes of legal proceedings, capacity expansion, and other growth initiatives, and the adequacy of reserves for loss contingencies. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies, including tariffs and levels of employment; changes in general and global economic conditions, including impacts from global pandemics, rising inflation, supply chain disruptions, and the ongoing military conflict between Russia and Ukraine; changes in the cost and availability of capital; changes in the level of home construction and repair and remodel activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the financial or business conditions of third-party wholesale distributors and dealers; changes in the relationship between the supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost and availability of energy, primarily natural gas, electricity, and diesel fuel; changes in the cost and availability of transportation; impact of manufacturing our products internationally; difficulties in the launch or production ramp-up of newly introduced products; impacts from public health issues (including global pandemics) on the economy, demand for our products or our operations, including the actions and recommendations of governmental authorities to contain such public health issues; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor shortages or disruptions, transportation interruptions, supply interruptions, public health issues (including pandemics and quarantines), riots, civil insurrection or social unrest, looting, protests, strikes, and street demonstrations; changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real, and Chilean peso; changes in, and compliance with, general and industry-specific laws and regulations, including environmental and health and safety laws and regulations, the U.S. Foreign Corrupt Practices Act and anti-bribery laws, laws related to our international business operations, and changes in building codes and standards; changes in tax laws and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenges to or exploitation of our intellectual property or other proprietary information by others in the industry; the resolution of existing and future product-related litigation, environmental proceedings and remediation efforts, and other legal or environmental proceedings or matters; the effect of covenants and events of default contained in our debt instruments; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; cybersecurity events affecting our information technology systems or those of our third-party providers and the related costs and impact of any disruption on our business; and acts of public authorities, war, political or civil unrest, natural disasters, fire, floods, earthquakes, inclement weather, and other matters beyond our control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission (SEC). We urge you to consider all of the risks, uncertainties, and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this news release. We cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this news release. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events, or circumstances.
Use of Non-GAAP Information
In evaluating our business, we utilize non-GAAP financial measures that fall within the meaning of SEC Regulation G and Regulation S-K Item 10(e), which we believe provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP financial measures do not have standardized definitions and are not defined by U.S. generally accepted accounting principles (GAAP). In this press release, we disclose income (loss) attributed to LP from continuing operations before interest expense, provision for income taxes, depreciation and amortization, and excluding stock-based compensation expense, loss on impairment attributed to LP, business exit charges, product-line discontinuance charges, other operating credits and charges, net, loss on early debt extinguishment, investment income, pension settlement charges, and other non-operating items, as Adjusted EBITDA from continuing operations (Adjusted EBITDA), which is a non-GAAP financial measure. We have included Adjusted EBITDA in this report because we view it as an important supplemental measure of our performance and believe that it is frequently used by interested persons in the evaluation of companies that have different financing and capital structures and/or tax rates. We also disclose income (loss) attributed to LP from continuing operations, excluding loss on impairment attributed to LP, business exit charges, product-line discontinuance charges, interest expense outside of normal operations, other operating credits and charges, net, loss on early debt extinguishment, gain (loss) on acquisition, and pension settlement charges, and adjusting for a normalized tax rate as Adjusted Income (Adjusted Income). We also disclose Adjusted Diluted EPS, which is calculated as Adjusted Income divided by diluted shares outstanding. We believe that Adjusted Diluted EPS and Adjusted Income are useful measures for evaluating our ability to generate earnings and that providing these measures should allow interested persons to more readily compare the earnings for past and future periods.
Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS are not substitutes for the U.S. GAAP measures of Net income (loss), Income (loss) attributed to LP from continuing operations, and Income (loss) attributed to LP from continuing operations per diluted share or for any other U.S. GAAP measures of operating performance. It should be noted that other companies may present similarly titled measures differently, and therefore, as presented by us, these measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS have material limitations as performance measures because they exclude items that are actually incurred or experienced in connection with the operation of our business.
During the three months ended June 30, 2023, we updated our definition of Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS to exclude other business exit charges not classified as discontinued operations. Business exit charges consist of inventory and other asset impairment and exit charges related to the exit of other businesses not individually significant. We consider business exit charges to be outside the performance of our ongoing core business operations and believe that presenting Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS excluding business exit charges provides increased transparency as to the operating costs of our current business performance. We did not revise prior years’ Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS amounts because there were no significant costs similar in nature to these items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(DOLLAR AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$611	$1,130	$1,195	$2,297
Cost of sales	(492)	(611)	(975)	(1,158)
Gross profit	119	518	220	1,139
Selling, general, and administrative expenses	(66)	(67)	(133)	(129)
Impairment of long-lived assets, net	(24)	—	(24)	—
Other operating credits and charges, net	(21)	11	(26)	10
Income from operations	8	462	37	1,019
Interest expense	(3)	(3)	(6)	(6)
Investment income	2	2	7	3
Other non-operating items	(8)	2	(16)	(8)
Income (loss) before income taxes	(1)	463	22	1,007
Provision for income taxes	(21)	(116)	(22)	(240)
Equity in unconsolidated affiliate	1	1	1	2
Income (loss) from continuing operations	(21)	348	1	769
Income from discontinued operations, net of income taxes	—	37	—	$99
Net income (loss)	$(21)	$385	$1	$868
Net loss attributed to non-controlling interest	1	—	—	1
Net income (loss) attributed to LP	$(20)	$384	$1	$868

Net income (loss) attributed to LP per share of common stock:
Income (loss) per share continuing operations - basic	$(0.28)	$4.30	$0.02	$9.25
Income per share discontinued operations - basic	—	0.46	—	1.18
Net income (loss) attributed to LP per share - basic	$(0.28)	$4.76	$0.02	$10.43

Income (loss) per share continuing operations - diluted	$(0.28)	$4.28	$0.02	$9.19
Income per share discontinued operations - diluted	—	0.45	—	1.18
Net income (loss) attributed to LP per share - diluted	$(0.28)	$4.73	$0.02	$10.36

Average shares of common stock used to compute Net income (loss) per share:
Basic	72	81	72	83
Diluted	72	81	72	84

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(DOLLAR AMOUNTS IN MILLIONS)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$71	$369
Receivables	172	127
Inventories	407	337
Prepaid expenses and other current assets	21	20
Total current assets	671	854

Timber and timberlands	32	40
Property, plant, and equipment, net	1,504	1,326
Operating lease assets	31	44
Goodwill and other intangible assets	27	36
Investments in and advances to affiliates	6	6
Restricted cash	—	14
Other assets	24	24
Deferred tax asset	8	7
Total assets	$2,302	$2,350

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$262	$317
Income tax payable	5	19
Total current liabilities	267	336

Long-term debt	377	346
Deferred income taxes	127	113
Non-current operating lease liabilities	33	41
Other long-term liabilities	54	53
Contingency reserves, excluding current portion	26	26
Total liabilities	883	916

Redeemable noncontrolling interest	—	—

Stockholders’ equity:
Common stock	88	88
Additional paid-in capital	458	462
Retained earnings	1,337	1,371
Treasury stock	(387)	(388)
Accumulated comprehensive loss	(78)	(99)
Total stockholders’ equity	1,419	1,433
Total liabilities and stockholders’ equity	$2,302	$2,350

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(DOLLAR AMOUNTS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(21)	$385	$1	$868
Adjustments to net income:
Depreciation and amortization	29	33	57	65
Impairment of goodwill and long-lived assets	24	—	24	—
Gain on sale of assets, net	—	—	—	(39)
Pension loss due to settlement	—	—	6	—
Deferred taxes	12	16	10	27
Other adjustments, net	32	7	41	12
Changes in assets and liabilities (net of acquisitions and divestitures):
Receivables	(14)	61	(22)	(66)
Inventories	8	12	(68)	(43)
Prepaid expenses and other current assets	2	(14)	(1)	(11)
Accounts payable and accrued liabilities	21	34	(45)	31
Income taxes payable, net of receivables	(3)	(51)	(33)	65
Net cash (used) provided by operating activities	88	483	(30)	908
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(74)	(103)	(188)	(196)
Acquisition of facility assets	(80)	—	(80)	—
Proceeds from sales of assets	—	—	1	—
Proceeds from divestiture of business	—	—	—	59
Other investing activities, net	(4)	1	(4)	2
Net cash used in investing activities	(158)	(102)	(271)	(135)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long-term debt	70	—	70	—
Repayment of long-term debt	(40)	—	(40)	—
Payment of cash dividends	(17)	(18)	(35)	(37)
Purchase of stock	—	(471)	—	(575)
Other financing activities	1	—	(9)	(15)
Net cash provided by (used in) financing activities	14	(489)	(14)	(626)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	—	(13)	3	(2)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(56)	(121)	(313)	145
Cash, cash equivalents, and restricted cash at beginning of period	126	637	383	371
Cash, cash equivalents, and restricted cash at end of period	$71	$516	$71	$516

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
The following tables set forth: (1) housing starts, (2) our North American sales volume, and (3) Overall Equipment Effectiveness (OEE). We consider these items to be key performance indicators because LP’s management uses these metrics to evaluate our business and trends, measure our performance, and make strategic decisions, and believes that the key performance indicators presented provide additional perspective and insights when analyzing the core operating performance of LP. These key performance indicators should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures presented herein. These measures may not be comparable to similarly-titled performance indicators used by other companies.
We monitor housing starts, which is a leading external indicator of residential construction in the United States that correlates with the demand for many of our products. We believe that this is a useful measure for evaluating our results and that providing this measure should allow interested persons to more readily compare our sales volume for past and future periods to an external indicator of product demand. Other companies may present housing start data differently and therefore, as presented by us, our housing start data may not be comparable to similarly-titled indicators reported by other companies.
The following table sets forth housing starts for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Housing starts[1]:
Single-Family	261	303	450	570
Multi-Family	138	147	264	270
	399	450	714	840

[1]Actual U.S. housing starts data reported by U.S. Census Bureau as published through July 19, 2023.
We monitor sales volumes for our products in our Siding, OSB and South America segments, which we define as the number of units of our products sold within the applicable period. Evaluating sales volume by product type helps us identify and address changes in product demand, broad market factors that may affect our performance, and opportunities for future growth. It should be noted that other companies may present sales volumes differently and, therefore, as presented by us, sales volumes may not be comparable to similarly-titled measures reported by other companies. We believe that sales volumes can be a useful measure for evaluating and understanding our business.
The following table sets forth sales volumes for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022
Sales Volume	Siding	OSB	South America	Total	Siding	OSB	South America	Total
Siding Solutions (MMSF)	377	—	7	384	448	—	9	457
OSB - Structural Solutions (MMSF)	—	412	128	540	—	514	149	664
OSB - commodity (MMSF)	—	354	—	354	—	460	—	460

	Six Months Ended June 30, 2023				Six Months Ended June 30, 2022
Sales Volume	Siding	OSB	South America	Total	Siding	OSB	South America	Total
Siding Solutions (MMSF)	760	—	19	779	869	—	16	885
OSB - value added (MMSF)	—	739	255	993	—	1,040	293	1,333
OSB - commodity (MMSF)	—	736	—	736	—	897	—	897

We measure OEE of each of our mills to track improvements in the utilization and productivity of our manufacturing assets. OEE is a composite metric that considers asset uptime (adjusted for capital project downtime and similar events), production rates, and finished product quality. It should be noted that other companies may present OEE differently and, therefore, as presented by us, OEE may not be comparable to similarly-titled measures reported by other companies. We believe that when used in conjunction with other metrics, OEE can be a useful measure for evaluating our ability to generate profits, and that providing this measure should allow interested persons to more readily monitor operational improvements.
OEE for the three and six months ended June 30, 2023 and 2022 for each of our segments is listed below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Siding	78%	76%	77%	75%
OSB	75%	71%	75%	73%
South America	74%	75%	75%	75%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(DOLLAR AMOUNTS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales
Siding	$320	$358	$651	$689
OSB	229	673	418	1,417
South America	53	70	108	137
Other	9	30	17	55
Intersegment sales	—	(1)	—	(2)
Total sales	$611	$1,130	$1,195	$2,297

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA, NON-GAAP ADJUSTED INCOME, AND NON-GAAP ADJUSTED DILUTED EPS
(DOLLAR AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(21)	$385	$1	$868
Add (deduct):
Net loss attributed to non-controlling interest	1	—	—	1
Income from discontinued operations, net of income taxes	—	(37)	—	(99)
Income (loss) attributed to LP from continuing operations	(20)	348	1	770
Provision for income taxes	21	116	22	240
Depreciation and amortization	29	32	57	64
Stock-based compensation expense	3	6	7	13
Other operating credits and charges, net	17	(11)	22	(10)
Business exit charges	34	—	34	—
Interest expense	3	3	6	6
Investment income	(2)	(2)	(7)	(3)
Other non-operating items	8	(2)	11	8
Pension settlement charges	—	—	6	—
Adjusted EBITDA	$93	$491	$159	$1,089

Siding	$59	$78	$126	$160
OSB	37	403	42	908
South America	13	26	24	51
Other	(6)	(7)	(14)	(13)
Corporate	(9)	(9)	(19)	(17)
Adjusted EBITDA	$93	$491	$159	$1,089

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributed to LP from continuing operations per share - diluted	$(0.28)	$4.28	$0.02	$9.19

Net income (loss)	$(21)	$385	$1	$868
Add (deduct):
Net loss attributed to non-controlling interest	1	—	—	1
Income from discontinued operations, net of income taxes	—	(37)	—	(99)
Income (loss) attributed to LP from continuing operations	(20)	348	1	770
Other operating credits and charges, net	17	(11)	22	(10)
Business exit charges	34	—	34	—
Pension settlement charges	—	—	6	—
Reported tax provision	21	116	22	240
Adjusted income before tax	53	453	86	1,001
Normalized tax provision at 25%	(13)	(113)	(21)	(250)
Adjusted Income	$39	$340	$64	$751
Diluted shares outstanding	72	81	72	84
Adjusted Diluted EPS	$0.55	$4.19	$0.89	$8.96